UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2013

SunCoke Energy Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35782	35-2451470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

(Address of principal executive office) (Zip Code)

(630) 824-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of January 24, 2013, C. Scott Hobbs, Wayne L. Moore and Nancy M. Snyder, (the “New Directors”) were appointed to the board of directors (the “Board”) of SunCoke Energy Partners GP LLC (the “Company”), the General Partner of SunCoke Energy Partners, L.P. (the “Partnership”). Mr. Hobbs, Mr. Moore and Ms. Snyder were also appointed to serve on the Board’s audit committee (the “Audit Committee’) and the Board’s conflicts committee (the “Conflicts Committee”). Mr. Hobbs was appointed to serve as chair of the Conflicts Committee and the Presiding Director, and Mr. Moore was appointed to serve as chair of the Audit Committee.

As outside directors, the New Directors will participate in the Company’s compensation program for outside directors, described on pages 130 through 131 of the Partnership’s Registration Statement on Form S-1 (declared effective by the Securities and Exchange Commission on January 17, 2013).

There is no arrangement or understanding between any of the New Directors and any other person pursuant to which any such director was elected as a director of the Company.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of the Partnership’s press release dated January 25, 2013, announcing the election of the New Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press release dated January 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, Its General Partner

By:	/s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel and Corporate Secretary

Date: January 25, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated January 25, 2013.